UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2007

WATTS WATER TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-11499	04-2916536
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

815 Chestnut Street, North Andover, Massachusetts 01845
 (Address of Principal Executive Offices) (Zip Code)

(978) 688-1811
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On May 1, 2007, Watts Water Technologies, Inc. (the “Corporation”) announced its financial results for the fiscal quarter ended April 1, 2007.  The transcript of the conference call held on May 1, 2007 relating to the Corporation’s financial results for the fiscal quarter ended April 1, 2007 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K and the related exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, at the 2007 annual meeting of stockholders of the Corporation, the stockholders approved an amendment (the “Amendment”) to the Corporation’s Management Stock Purchase Plan, amended and restated as of January 1, 2005 (the “Plan”), increasing the number of shares of class A common stock authorized for issuance under the Plan from 1,000,000 to 2,000,000, subject to adjustment for stock splits, stock dividends and similar events.  The Corporation’s board of directors adopted the Amendment on February 6, 2007, subject to stockholder approval.  The Plan provides management employees with the opportunity to defer part or all of their annual bonus and apply the deferred bonus towards the purchase of restricted stock units.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

The Exhibit Index attached to this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2007	WATTS WATER TECHNOLOGIES, INC.

By:
/s/ William C. McCartney
William C. McCartney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Transcript of the conference call of Watts Water Technologies, Inc. held on May 1, 2007 relating to Watts Water Technologies, Inc.’s financial results for the first quarter ended April 1, 2007.